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                                                                    Exhibit 99.2



                         GENESIS HEALTHCARE CORPORATION


                          NOTICE OF GUARANTEED DELIVERY


                                  For Tender of
                      8% Senior Subordinated Notes Due 2013
                                 in exchange for
                      8% Senior Subordinated Notes due 2013
     which have been registered under the Securities Act of 1933, as amended


                     Pursuant to the Prospectus Dated       , 2004


       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE").


                  The Exchange Agent for the Exchange Offer is:


                              THE BANK OF NEW YORK


    By Regular, Registered or Certified Mail,              By Facsimile
       Overnight Courier or Hand Delivery          (Eligible Institutions Only)        To Confirm by Telephone
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
              The Bank of New York                        (212) 298-1915                   (212) 815-3738
           Corporate Trust Operations
               Reorganization Unit
           101 Barclay Street - 7 East
               New York, NY 10286
               Attn: Diane Amoroso
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         This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) of
Genesis HealthCare Corporation (the "Company") if (1) certificates for Genesis
HealthCare Corporation outstanding 8% Senior Subordinated Notes Due 2013 (the
"Initial Notes") are not immediately available, (2) Initial Notes, the Letter of
Transmittal and all other required documents cannot be delivered to the Exchange
Agent prior to the Expiration Date (as defined above) or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration
Date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the Exchange Agent, as set forth above, prior to the Expiration Date, and must include a signature guarantee by an "Eligible Guarantor Institution" as set forth below. See "Exchange Offer
--Procedures for Tendering Initial Notes" in the Prospectus (as defined below).
Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

         Transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above or delivery of this Notice of Guaranteed
Delivery to an address other than as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the election and risk of the holder and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Sufficient time should be allowed to assure timely delivery. The instructions accompanying the Letter of Transmittal should be read carefully before this Notice of Guaranteed
Delivery is completed.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If an "Eligible Guarantor Institution," as defined in the Letter of Transmittal, is required to guarantee a signature on a Letter of Transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.
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Ladies and Gentlemen:

         The undersigned hereby tenders to Genesis HealthCare Corporation, a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the prospectus dated ________, 2004 (as it may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal
(which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

         The undersigned understands that no withdrawal of a tender of Initial
Notes may be made after 5:00 p.m., New York City time, on the Expiration Date.
The undersigned understands that for a withdrawal of a tender of Initial Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

         The undersigned understands that the exchange of Initial Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Initial Notes (or a book-entry confirmation of the transfer of such Initial Notes into the Exchange Agent's account at The Depository Trust Company ("DTC")), and (ii) the Letter of
Transmittal (or facsimile thereof) with respect to such Initial Notes, properly completed and executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted agent's message. The term "agent's message" means a message, transmitted by DTC to, and received by, the Exchange
Agent, and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgement from each participant tendering Initial
Notes stating that the participant has received and agrees to be bound by the Letter of Transmittal, and that the Company we may enforce the Letter of Transmittal against such participant.

         All questions as to the form of documents, validity, eligibility
(including time of receipt) and acceptance for exchange of tendered Initial
Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, legal representatives, personal representatives, successors and assigns of the undersigned.

Principal Amount of Initial Notes Tendered:  $                                 *
                                               --------------------------------

Certificate Nos. of Initial Notes (if available):
                                                 -------------------------------

If Initial Notes will be delivered by book-entry transfer to The Depository
Trust Company, provide account number:

Depository Trust Company Account Number:
                                        ----------------------------------------

* Must be in denominations of principal amount of $l,000 and any integral multiple thereof.

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                                PLEASE SIGN HERE


X
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X
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X
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     (Signature(s) of Registered Holder(s)                   (Date)
            or Authorized Signatory)

         Must be signed by the registered holder(s) of Initial Notes exactly as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his, her or its full title below.

                  Please type or print name(s) and address(es)

Name(s):

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Capacity (full title), if signing in a fiduciary or representative capacity:

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Address(es) (including zip code(s)):

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Telephone Number(s) (including area code):

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Questions and requests for assistance and requests for additional copies of the
Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address specified on the cover hereof or to your broker, dealer, commercial bank, trust company or other nominee.



                              GUARANTEE OF DELIVERY
    (This section must be completed; not to be used for signature guarantee)


         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," hereby guarantees to deliver to the Exchange Agent, at its number or address set forth above, either the Initial Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Initial Notes to the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof), or an agent's message (as defined in the Prospectus) in lieu thereof, and any other documents required by the Letter of Transmittal prior to 5:00 P.M., New York City time, on the third New York Stock Exchange trading date after the Expiration Date, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

         The undersigned acknowledges that no tender is complete unless the Exchange Agent receives all necessary documents within three New York Stock Exchange trading days after the Expiration Date and that the failure to deliver the necessary documents within such time period may result in financial loss to the undersigned.

Name of Firm:

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Address (including zip code):

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Telephone Number (including area code):

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Authorized Signature:

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Name (please print or type):

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Title:

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Date:

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DO NOT SEND CERTIFICATES FOR THE INITIAL NOTES WITH THIS NOTICE OF GUARANTEED
DELIVERY. ACTUAL SURRENDER OF INITIAL NOTES MUST BE MADE PURSUANT TO, AND ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.